August 5, 2002

Spitzer & Feldman P.C.
405 Park Avenue
New York, New York

Ladies and Gentlemen:

           We have acted as special counsel in connection with your representation of Progressive Return Fund, Inc. (the "Acquiring Fund"), a Maryland corporation, and Corner Strategic Value Fund, Inc. (the "Target Fund"). We are rendering this opinion to address certain matters regarding the issuance of shares of common stock of Acquiring Fund ("Shares") arising under Maryland law for which a legal opinion is to be provided by your firm pursuant to the Merger Agreement and Plan of Reorganization ("Agreement") dated as of October __, 2002, between Acquiring Fund and the Target Fund. The Agreement provides for Target Fund to transfer all of its assets to Acquiring Fund in exchange solely for Acquiring Fund's shares and Acquiring Fund's assumption of the liabilities of Target Fund.

           In connection with this opinion, we have examined certified or other copies, believed by us to be genuine but whose genuineness has not been independently verified, of Acquiring Fund's Articles of Incorporation and By-Laws, the Agreement, minutes of meetings of Acquiring Fund's board of directors, a certificate of good standing of Acquiring Fund issued by the State of Maryland Department of Assessments and Taxation, and documentation regarding the number of shares of Acquiring Fund and Target Fund authorized and the number of shares outstanding as of [December 31, 2001.] Our opinion is limited to the laws (other than the conflict of law rules) of the State of Maryland in existence on the date hereof that in our experience are normally applicable to the issuance of shares of common stock by corporations. We have not relied upon any other records or documents of the Company in rendering this opinion.

           Based on the foregoing, as of the date hereof we are of the opinion that: the Acquiring Fund Shares to be issued and distributed to the shareholders of Target Fund under the Agreement, assuming their due delivery as contemplated by the Agreement and the receipt of consideration in exchange therefor as described therein, will be duly authorized and validly issued and outstanding and fully paid and non-assessable.

           This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm or entity without our prior written consent; we understand that you will rely upon this opinion in rendering your opinion under the Agreement as described above and you will file this opinion with the Securities and Exchange Commission in connection with the registration of the Acquiring Fund's shares.


                                                      Very truly yours,